                                   EXHIBIT 21

               LIST OF SUBSIDIARIES OF PARK-OHIO INDUSTRIES, INC.



  Park-Ohio has no parent. As of December 31, 1996, Park-Ohio had the following significant subsidiaries, all of which are included in the consolidated financial statements:

                                                                                                 PERCENTAGE OF
                                                                                                    VOTING
                                                                                                  SECURITIES
                                                                         STATE OF                  OWNED BY
  SUBSIDIARY                                                           ORGANIZATION                PARK-OHIO
  ----------                                                           ------------                ---------

  Ajax Manufacturing Company                                           Ohio                           100%

  Blue Falcon Forge, Inc.                                              Pennsylvania                   100%

  Castle Rubber Company                                                Pennsylvania                   100%

  Cicero Flexible Products                                             Ohio                           100%

  Friendly & Safe Packaging Systems, Inc.                              Ohio                            80%

  General Aluminum Mfg. Company                                        Ohio                           100%

  Kay Home Products, Inc.                                              Ohio                           100%

  RB&W Corporation                                                     Delaware                       100%

  Tocco, Inc.                                                          Alabama                        100%